LEGAL PROCEEDINGS
Since October 2003,
 Federated and related
 entities (collectively,
 "Federated"), and
various Federated funds
("Funds"), have been
named as
defendants in several
class action lawsuits
now pending in the
United States District
 Court for the District
 of Maryland. The
lawsuits were
purportedly filed on
behalf of people who
purchased, owned and/or
 redeemed shares of
Federated-sponsored mutual
funds during specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
 Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional
traders, which allegedly
 caused financial injury
 to the mutual fund
shareholders.
These lawsuits began to
be filed shortly after
Federated's first public
 announcement that it
 had received requests
for information on
shareholder
trading activities in
 the Funds from the SEC,
 the Office of the New
York State Attorney
General ("NYAG"), and
 other authorities. In
 that regard,
on November 28, 2005,
 Federated announced
that it had reached
final settlements with
the SEC and the NYAG
with respect to those
matters.
Specifically, the SEC
and NYAG settled proceedings
 against three Federated
subsidiaries involving
 undisclosed market
timing arrangements and
 late
trading. The SEC made
findings: that Federated
 Investment Management
 Company ("FIMC"), an
 SEC-registered
 investment adviser
 to various Funds,
and Federated Securities
 Corp., an SEC-registered
 broker-dealer and
distributor for the Funds,
violated provisions of
the Investment Advisers
 Act
and Investment Company
Act by approving, but
 not disclosing, three
market timing arrangements,
 or the associated
conflict of interest
between
FIMC and the funds
involved in the arrangements,
 either to other fund
shareholders or to the
funds' board; and that
Federated Shareholder
Services Company,
formerly an SEC-registered
 transfer agent, failed
to prevent a customer
and a Federated employee
 from late trading in
 violation
of provisions of the
 Investment Company
 Act. The NYAG found
that such conduct
violated provisions
of New York State law.
 Federated entered
into the settlements
 without admitting or
denying the regulators'
findings. As Federated
previously reported in
 2004, it has already
paid
approximately $8.0 million
to certain funds as
determined by an
independent consultant.
 As part of these settlements,
 Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
 amount of an additional
$72 million and, among other
 things, agreed that it
would not
serve as investment
 adviser to any registered
investment company unless
 (i) at least 75% of the
fund's directors are
independent of Federated,
(ii) the chairman of each
such fund is independent
of Federated, (iii) no
action may be taken by
 the fund's board or
any committee thereof
unless approved by a
majority of the independent
 trustees of the fund or
 committee, respectively,
 and (iv) the fund appoints
 a "senior officer" who
reports to the independent
 trustees and is responsible
 for monitoring compliance
 by the fund with applicable
 laws and fiduciary duties
 and for
managing the process by
which management fees
charged to a fund are
approved. The settlements
are described in
Federated's announcement
which, along with
previous press releases
 and related communications
 on those matters, is
available in the
"About Us" section of
 Federated's
website at FederatedInvestors.com.
Federated entities have
 also been named as
defendants in several
additional lawsuits
that are now pending
in the United States
District Court for
the Western District
 of Pennsylvania,
alleging, among other
 things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds
retained the law firm
of Dickstein Shapiro
LLP to represent the
Funds in each of the
lawsuits described in
the
preceding two paragraphs.
 Federated and the Funds,
 and their respective
counsel, have been defending
 this litigation, and
none of the Funds
remains a defendant in
any of the lawsuits
(though some could
 potentially receive
any recoveries as nominal
 defendants). Additional
lawsuits based
upon similar allegations
 may be filed in the
future. The potential
impact of these lawsuits,
 all of which seek
unquantified damages,
 attorneys' fees,
and expenses, and future
potential similar suits
is uncertain. Although
we do not believe that
these lawsuits will
have a material adverse
 effect on
the Funds, there can
 be no assurance that
these suits, ongoing
adverse publicity and/or
 other developments
resulting from the
regulatory
investigations will
not result in increased
Fund redemptions,
reduced sales of Fund
 shares, or other
adverse consequences
 for the Funds.